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                                                                   EXHIBIT 10.17

                    FIRST AMENDMENT TO PIXAR/POINT RICHMOND
                        TECH CENTER II BUILDING B LEASE

     THIS FIRST AMENDMENT ("Amendment") dated May 8, 1997, is made with reference to that certain Industrial Gross Lease between POINT RICHMOND R&D ASSOCIATES, a California general partnership ("Landlord"), and PIXAR ANIMATION STUDIOS, a California corporation ("Tenant"), dated September 12, 1996 (the "Lease") for certain space located in the Building, commonly known as Point Richmond Tech Center II Building B (the "Premises").

     A. In the process of developing its space plan for the Premises, Tenant planned for the use of more space than the 30,000 square feet originally specified in the Lease.

     B. In addition, Tenant has delivered to Landlord notice of its desire to convert the Shell Carry Space to Warm Shell Condition pursuant to Section 3.01 of the Lease.

     C. It is now in the best interests of both parties to amend the Lease respecting the actual square footage of the Premises as related to the scheduled buildout of tenant improvements in the Build Out Space.

     1. Section I, DEFINITIONS. Terms defined in the Lease shall have the same meaning when used in this Amendment, except as amended by this Paragraph 1 of this Amendment. The Build Out Space square footage is changed to 31,500 square feet. The Shell Carry Space is changed to 13,987 square feet. The Base Monthly Rent is changed to $55,119.15, subject to adjustment as specified in this Amendment. The Commencement Date will be May 16, 1997, subject to adjustment as specified in this Amendment.

     2.   Section 4.1.   BASE MONTHLY RENT ADJUSTMENT, is amended in its
entirety to read as follows: "The Base Monthly Rent for the first six months from the Commencement Date shall be $50,153.76. From the beginning of the seventh month from the Commencement Date until the end of the Initial Term, or unless modified pursuant to paragraph 4.2, the Base Monthly Rent shall be $55,119.15."

     3.   Section 4.2.   CONVERSION OF SPACE BASE RENT ADJUSTMENTS, is amended
to delete the language of Section 4.2 in its entirety and replace it with the following sentence: "Upon the substantial completion of the additional tenant improvements to the Shell Carry Space pursuant to paragraph 3.1 and 19.12, the monthly Base Rent shall be increased to $70,504.85."

     4.   Section 19.12.  TENANT IMPROVEMENTS, is amended as follows:

          (a)  The following sentence is added to the end of Section 19.12:
"Working Drawings for the construction of tenant improvements in the Built Out Space have been approved


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by the parties. Landlord has executed a contract with Dome Construction dated
March 4, 1997 (attached as Exhibit A to this Amendment) for construction of tenant improvements in the Built Out Space and delivery of the Shell Carry Space in the Warm Shell Condition. Landlord and Tenant agree to co-pay Dome Construction as follows: Landlord will pay 80.15% of each bill to a maximum of $810,000 (this number includes the amount necessary to convert the existing shell into its Warm Shell Condition minus $8,286 for upgrades to the base building HVAC and electrical systems). Tenant will pay the remaining 19.85%."

    (b) On page 16, in the first sentence of the paragraph beginning: "It is the intent . . .," the words "this space" are replaced by "the Premises;" in addition, the fifth and sixth sentences of that paragraph are deleted in their entirety. Finally, the words prior to "Landlord" in the last sentence of that paragraph are deleted in their entirety.

    5. The Commencement Date stipulated in Paragraph 1 of this Amendment is predicated upon the currently proposed construction schedule for delivery of the Shell Carry Space in the Warm Shell Condition and for completion of tenant improvements in the Built Out Space being met. Exhibit B to this Amendment shows the critical schedule/key milestones which must be met to allow the Tenant Improvement Work to stay on schedule. If Landlord is not able to deliver possession of the Shell Carry Space in the Warm Shell Condition on the Commencement Date, then the Commencement Date shall be increased on a day-for-day basis until Landlord is able to deliver possession of the Shell Carry Space in the Warm Shell Condition and Tenant shall be entitled to offset the amount of $833.00 per day of delay in delivery past the Commencement Date against the rent due to Landlord (as currently specified in Section 3 of the Lease), but the Initial Term shall not thereby be extended.

    Except for the amendments, additions and deletions described in this Amendment, all other terms and conditions of the Lease remain in full force and effect.


LANDLORD:                               TENANT:
RICHMOND R&D ASSOCIATES,                PIXAR ANIMATION STUDIOS,
a California general partnership        a California corporation

By: [SIG]                               By: [SIG]
    -------------------------------        -------------------------------
Its:                                    Its:     Facility Director
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Dated:       , 1997                     Dated:   5-7, 1997
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EXHIBITS:   A - Construction Contract
            B - Construction Milestones




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